UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2011
Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On May 27, 2011, Service Corporation International (the “Company”) entered into an Agreement and First Amendment (the “Amendment”) to its Second Amended and Restated Revolving Credit Agreement (the “Credit Agreement”). Before giving effect to the Amendment, the Credit Agreement would have required Neptune Society, Inc. (“NSI”) and its subsidiaries to become guarantors of the Company’s obligations under the Credit Agreement upon the Company’s acquisition of a majority of NSI’s equity. The Amendment has the effect of removing this requirement from the Credit Agreement.. A copy of the Amendment is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Agreement and First Amendment to Second Amended and Restated Credit Agreement, dated as of May 27, 2011, among the Company and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Gregory T. Sangalis
		Name:	Gregory T. Sangalis
		Title:	Senior Vice President, General Counsel and Secretary